UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045

(Address of Principal Executive Offices; Zip Code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Transition

Effective May 29, 2024, the Board of Directors (the “Board”) of Assertio Holdings, Inc. (the “Company”) appointed Brendan P. O’Grady to serve as the Company’s Chief Executive Officer (and principal executive officer) and as a director. Heather L. Mason, who has served as Interim Chief Executive Officer since January 2024, will transition back to her role as independent director.

Mr. O’Grady, age 57, most recently served as CEO of the Global Formulations Business at Glenmark Pharmaceuticals Ltd. (India: NSE), a multinational pharmaceutical company, from June 2022 to February 2024, where he was responsible for a P&L spanning six continents, driving new product launches, growing key end markets and restoring profitability in underperforming markets. Prior to that, Mr. O’Grady served as Chief Growth and Commercial Officer of American Well Corp. dba Amwell (NYSE: AMWL), an online healthcare services company, from August 2021 to June 2022, where he was responsible for building and overseeing a go-to-market strategy. Prior to that, he served in various positions of increasing responsibility at Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) from 2001 to 2021, most recently serving as CEO and President, Teva USA and Executive Vice President, North America Commercial, from November 2017 to August 2021, where he was responsible for leading Teva’s North America business, including specialty, generic and over-the-counter pharmaceuticals, and the abbreviated new drug application drug distribution business. Prior to that, Mr. O’Grady served in various positions of increasing responsibility at Sanofi (Nasdaq: SNY) from 1991 to 2001. Mr. O’Grady received a B.S. in Management Science, Marketing Concentration from the State University of New York and an M.B.A. from Baker University.

On May 19, 2024, in connection with his appointment as Chief Executive Officer, the Company entered into an offer letter with Mr. O’Grady, effective as of May 29, 2024 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. O’Grady’s base salary will be $850,000, with an annual target cash bonus opportunity of 85% of his base salary. The Offer Letter also provides that, as a material inducement to Mr. O’Grady’s commencement of employment, Mr. O’Grady will be awarded initial grants of (i) stock options to purchase 1,800,000 shares of the Company’s common stock and (ii) 500,000 restricted stock units, each as part of the Company’s Inducement Award Program, with one-third of each grant vesting each year over a three-year period commencing on May 29, 2024. Mr. O’Grady will also be eligible to receive annual equity-based awards pursuant to the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

Mr. O’Grady also entered into a Management Continuity Agreement (the “MCA”) with the Company, effective as of May 29, 2024. Pursuant to the terms of the MCA, upon Mr. O’Grady’s termination other than for Cause, death or Disability, or Mr. O’Grady’s voluntary termination for Good Reason (each as defined in the MCA) within the period beginning ninety days prior to a Change in Control (as defined in the MCA) and ending twenty-four months following a Change in Control (the “Change in Control Period”), subject to Mr. O’Grady’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, Mr. O’Grady will be entitled to (i) a lump sum cash payment in an amount equal to two times the higher of (1) the base salary which Mr. O’Grady was receiving immediately prior to the Change in Control or (2) the base salary which Mr. O’Grady was receiving immediately prior to his termination of employment, payable on the 60th day following Mr. O’Grady’s termination of employment or, if his termination of employment is prior to the Change in Control, on the date of the Change in Control; (ii) a lump sum cash payment in an amount equal to two times Mr. O’Grady’s target annual bonus, payable on the 60th day following Mr. O’Grady’s termination of employment or, if his termination of employment is prior to the Change in Control, on the date of the Change in Control; (iii) payment of the full cost of the health insurance benefits provided to Mr. O’Grady and his spouse and dependents through the earlier of the end of the 24 month period following the date of termination or the date upon which Mr. O’Grady is no longer eligible for such COBRA or other benefits under applicable law; (iv) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; (v) up to three consecutive months of outplacement services, not to exceed $5,000 per month and (vi) 100% of Mr. O’Grady’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards will become immediately vested, provided that any performance-based awards will be calculated as set forth in the applicable award agreement or, if not specified therein, based on achieving the target level of performance. Notwithstanding the foregoing, in the event that a termination as described in this paragraph occurs prior to the date of the Change in Control, then if any of Mr. O’Grady’s unvested option shares, restricted stock, restricted stock units, other equity-based awards and other long-term incentive awards are forfeited as the result of such termination of employment, Mr. O’Grady will be entitled to receive a lump sum cash payment equal to the value of all such awards that were forfeited as the result of such termination of employment.

In addition, pursuant to the terms of the MCA, upon Mr. O’Grady’s termination other than for Cause, death or Disability or due to a voluntary termination for Good Reason that occurs outside of the Change in Control Period, subject to Mr. O’Grady’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with certain restrictive covenants, Mr. O’Grady will be entitled to receive severance benefits as follows: (i) continuation of his base salary in effect immediately prior to his termination for 18 months after the effective date of the termination, payable in accordance with the Company’s standard payroll practices; (ii) payment of the full cost of the health insurance benefits provided to Mr. O’Grady and Mr. O’Grady’s spouse and dependents, as applicable, immediately prior to the termination of employment pursuant to the terms of COBRA or other applicable law through the earlier of the end of the 18 month period following the date of termination or the date upon which Mr. O’Grady is no longer eligible for such COBRA or other benefits under applicable law; (iii) payment of any earned but unpaid annual bonus for the year immediately preceding the year of termination, to be paid at the time the Company pays bonuses with respect to such year to its executives generally; and (iv) up to three consecutive months of outplacement services, not to exceed $5,000 per month.

The foregoing descriptions of the Offer Letter and the MCA do not purport to be complete and are qualified in their entirety by reference to the full text, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024.

In connection with his appointment as Chief Executive Officer and a director, Mr. O’Grady entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on May 19, 2020.

There are no arrangements or understandings between Mr. O’Grady and any other person pursuant to which he was selected as an officer or director of the Company. There are no family relationships between Mr. O’Grady and any of the executive officers or directors of the Company. There is no information that is required to be disclosed with respect to Mr. O’Grady pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On May 29, 2024, the Company issued a press release announcing Mr. O’Grady’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: May 29, 2024	By:	/s/ Sam Schlessinger
Sam Schlessinger
Senior Vice President, General Counsel